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                                                                   Exhibit 21.1

                                FLEETPRIDE, INC.
                                  SUBSIDIARIES


                                                             JURISDICTION OF
                     COMPANY                                  ORGANIZATION                       DIRECT OWNER

            Truck & Trailer Parts, Inc.                           Georgia                FleetPride, Inc. ("FleetPride")

                  Truckparts, Inc.                              Connecticut                         FleetPride

       Associated Brake Supply, Inc. ("ABS")                    California                          FleetPride

           Associated Truck Center, Inc.                        California                             ABS

              Onyx Distribution, Inc.                           California                             ABS

                    Tisco, Inc.                                 California                          FleetPride

               Tisco of Redding, Inc.                           California                          FleetPride

         Superior Truck & Auto Supply, Inc.                    Massachusetts                        FleetPride

              Wheels and Brakes, Inc.                             Georgia                           FleetPride

       QDSP Holdings, Inc. ("QDSP Holdings")                      Delaware                          FleetPride

Quality Distribution Service Partners, Inc. ("QDSP")              Delaware                        QDSP Holdings

Automotive Sales Company, Inc. ("Automotive Sales")               Delaware                             QDSP

              City Spring Works, Inc.                             Delaware                             QDSP

       FleetPride of Agawam, Inc. ("Agawam")                      Delaware                             QDSP

             Holt Incorporated ("Holt")                           Delaware                             QDSP

           SLM Power Group, Inc. ("SLM")                          Delaware                             QDSP

               Truck City Parts, Inc.                             Delaware                             QDSP

        Universal Joint Sales Company, Inc.                       Delaware                             QDSP

             Wheatley Truck Parts, Inc.                           Delaware                             QDSP

              CB Acquisition Sub, Inc.                            Delaware                            Agawam

         New England Truck & Auto Service, Inc.                 Massachusetts                         Agawam

                   TBS, Incorporated                               Arizona                       Automotive Sales

              Four-T Sales & Service, Inc.                        Nebraska                             Holt

           Stats Remanufacturing Center, Inc.                     Nebraska                             Holt

           Power Export Distributing Company                        Texas                              SLM

Power Equipment International, Inc. ("Power Equipment")             Texas                              SLM

     Parts Management Company ("Parts Management")                  Texas                              SLM

        Parts Holding Company ("Parts Holding")                     Nevada                             SLM
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
                                                           JURISDICTION OF
                  COMPANY                                   ORGANIZATION                     DIRECT OWNER


       Specialized Sales & Service, Inc.                         Oregon                            SLM

 City Truck & Trailer Parts of Alabama, L.L.C.                   Alabama                        FleetPride

              Active Gear, L.L.C.                              Washington                       FleetPride

        Parts Distributing Company, Ltd.                          Texas             Parts Management (general partner)
                                                                                     Parts Holding (limited partner)

Parts Distribution Company (U.K.) Ltd. ("U.K.")              United Kingdom                        SLM

              Avon Exports Limited                           United Kingdom                        U.K.

    Power Equipment de Mexico, S.A. de C.V.                      Mexico                      Power Equipment

             FleetPride West, Inc.                              Delaware                        FleetPride

       Oklahoma Truck Supply Assoc., Inc.                       Oklahoma                        FleetPride

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